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                                                                    EXHIBIT 23.1

                         HARVEST NATURAL RESOURCES, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-94823, 333-49114 and 333-85900), Form S-3
(No.333-17231) and Form S-4 (No. 333-42139) of Harvest Natural Resources, Inc.(formerly Benton Oil and Gas Company) of our report dated March 4, 2004 relating to the consolidated financial statements and the related financial statement Schedule II - Valuation and Qualifying Accounts, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
March 8, 2004